UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

Bottomline Technologies (de), Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire		03801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert Eberle Bonus Plan

On November 19, 2009, the compensation committee of the Board of Directors of Bottomline Technologies (de), Inc. (the “Company”) reviewed the compensation plan for Robert A. Eberle, President and Chief Executive Officer of the Company, and approved continuation of the plan, based on the same methodology used in prior years.  The plan will remain in effect, as approved, until it is modified by the compensation committee.  The bonus plan provides for the payment of a cash bonus of up to 120% of base salary for Mr. Eberle based upon the achievement of revenue and operating income targets established by the committee and the achievement of key management objectives.  Mr. Eberle’s cash bonus is based on a percentage of base compensation and is intended to be measured and paid quarterly, with an opportunity for review of the overall bonus at year end.  Determinations regarding the bonus is at the discretion of the compensation committee.

2009 Stock Incentive Plan

    On November 19, 2009, at the 2009 Annual Meeting of Stockholders of the Company, stockholders approved the Company’s 2009 Stock Incentive Plan (the “2009 Plan”).  Up to 2,750,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2009 Plan, plus such additional number of shares of Common Stock as is equal to the number of shares of Common Stock subject to awards granted under the Company’s 1998 Director Stock Option Plan, the Company’s 2000 Stock Incentive Plan (the “2000 Plan”)  and the Company’s 1997 Stock Incentive Plan (Amended & Restated), which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options, to any limitations of the Internal Revenue Code of 1986, as amended (the “Code”)).

    The 2009 Plan will replace the 2000 Plan, which expires by its terms on August 24, 2010. All outstanding awards under the 2000 Plan will remain in effect, but no additional grants may be made under the 2000 Plan. The Company does not have any other active equity-based compensation plans.

    A description of the material terms of the 2009 Plan was included in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 9, 2009. This description is filed with this report as Exhibit 99.2 and is incorporated herein by reference. The description is only a summary and does not contain all of the terms and conditions of the 2009 Plan, and is qualified in its entirety by reference to the full text of the 2009 Plan, which is filed with this report as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bottomline Technologies (de), Inc.

November 25, 2009	By:	/s/ Kevin Donovan
Kevin Donovan
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	2009 Stock Incentive Plan
99.2	Summary Description of 2009 Stock Incentive Plan